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                                                                  EXHIBIT 10.51



                          Fifth Memorandum Agreement


        This Fifth Memorandum Agreement is made between American Dental Technologies, Inc. ("ADT"), a Delaware corporation, and Denics Co., Ltd. ("DENICS"), a Japanese Corporation (formerly referred to as Dental Innovate Corporation).

                                   RECITALS

        WHEREAS, ADT and DENICS entered into a Memorandum Agreement on June 10, 1993 (the "Memorandum Agreement"), as amended by an Amendment Agreement dated August 16, 1993 with respect to, inter alia, the granting of license by ADT to DENICS for the manufacture and sale of the KCP 2000 ("KCP") and the formation of a joint venture;

        WHEREAS, ADT and DENICS entered into a Supplemental Agreement on July 27, 1993, as amended by a Letter Agreement dated July 27, 1993 and the Amendment Agreement with respect to, inter alia, the granting of a license by ADT to DENICS for the manufacture and sale of the dLase 300, 400 and 800 ("dLase") and for the PulseMaster 300, 600 and 1000 ("PulseMaster");

        WHEREAS, ADT and DENICS entered into a Letter Agreement in February
1994 with respect to certain purchases of PulseMasters, a loan by DENICS to ADT, and other matters;
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        WHEREAS, ADT and DENICS entered into a Second Memorandum Agreement dated February 24, 1995 with respect to certain purchases of products and other matters;

        WHEREAS, ADT and DENICS entered into a Third Memorandum Agreement dated February 23, 1996 with respect to certain purchases of products and other matters;

        WHEREAS, ADT and DENICS entered into a Joint Venture Agreement dated October 31, 1996 with respect to a joint operation in the Pacific Rim Territories;

        WHEREAS, ADT and DENICS entered into a Fourth Memorandum Agreement dated October 31, 1996 with respect to the distribution and marketing of dental products in Japan; and

        WHEREAS, ADT and DENICS wish to cancel the Joint Venture Agreement and provide for the management and operation of the business in the Pacific Rim Territories by ADT;

        NOW, THEREFORE, in consideration of the premises and the covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties agree as follow:




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1.      Definitions

        In this Agreement, the following terms shall have the following meanings.

        a. The "Products" means all dental air abrasive products and all laser products for dental use.

        b.  The "Pacific Rim Territories" means the following countries:


                        China (including Hong Kong)

                        Taiwan

                        Korea (North and South)

                        India

                        Pakistan

                        Australia

                        New Zealand

                        Singapore

                        Thailand

                        Malaysia

                        Indonesia

        c. The "Goodwill" means the goodwill generally defined in the generally accepted accounting principles in the U.S. and Japan.




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        DENICS shall assign the Goodwill connected with the marketing of the
Products in the Pacific Rim Territories to ADT, and ADT shall be entitled to all the profits from ADT's marketing of the products in the Pacific Rim Territories.

3.      Consideration

        In consideration of the Goodwill, ADT will make a payment of $1,000,000 USD to DENICS by way of ADT common stock for which DENICS acknowledges that it has received ADT stock in the value of $333,333.33 USD.

        ADT will issue shares of ADT common stock to DENICS in payment for the balance as follows:

        On July 1, 1997, $333,333.33 USD and on April 1, 1998, $333,333.34 USD
        of ADT common stock based upon the average closing price of the stock for the 10 trading days prior to each date.

        ADT, at its sole option, can pay such amounts in cash.

4.      Non-Competition

        DENICS agree that it will not engage in the marketing of commodities directly competitive with the Products in the Pacific Rim Territories for a term of 10 years after execution of this Agreement.

5.      Other Rights

        Except as set forth above, this Fifth Supplemental Agreement does not alter or modify any other rights of DENICS or ADT under the prior agreements which shall be binding on the successors, assigns and affiliates of the parties.



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6.      Governing Law: Arbitration

        It is hereby confirmed that Paragraphs 4.1 (Governing Law) and 4.2 (Arbitration) of the Memorandum Agreement apply to this Agreement.

Executed effective  12, June 1997


American Dental Technologies, Inc.      Denics Co., Ltd.


By:  /s/ Ben J. Gallant                 By:  /s/ K. Iwai
    -------------------------               ------------------------
    Ben J. Gallant                          Kengo Iwai
    President & C.E.O.                      President













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